UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 25, 2019

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North Carpenter Street
Chicago, Illinois
(Address of Principal Executive Offices)
60607
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01. Other Events.

In September 2018, McDonald’s Corporation (the “Company”) announced several organizational changes to its global business structure as a result of the Company's continued evolution to a more heavily franchised structure. Effective January 1, 2019, the Company operates under a new organizational structure with the global business segments listed below.

•	U.S. - the Company’s largest market. This segment did not change as a result of the new organizational structure.

•
International Operated Markets - comprised of wholly-owned markets, or countries in which the Company operates restaurants, including Australia, Canada, France, Germany, Italy, the Netherlands, Russia, Spain and the U.K.

•	International Developmental Licensed Markets - comprised of primarily developmental license and affiliate markets in the McDonald’s system. Corporate activities will also be reported in this segment.
The Company’s new reporting segments are aligned with its strategic priorities and reflect how management now reviews and evaluates operating performance. The new organizational structure is designed to support the Company's efforts toward driving growth through the Velocity Growth Plan.
Starting with the Quarterly Report on Form 10-Q for the quarter ending March 31, 2019, the Company’s new reporting segments will be presented as described above. The Company will present prior periods in accordance with the new reporting segments in future quarterly and annual filings.
The Company is issuing this Current Report on Form 8-K in order to provide investors with segment summary financial information and segment historical data that is consistent with its new organizational structure. The schedules in Exhibit 99.1 provide unaudited summary financial information and other data according to the new reporting segments for the previously reported years ended December 31, 2016 through 2018, and the previously reported quarters in the year ended December 31, 2018.
This information in no way revises or restates the Company’s previously reported consolidated financial statements for any period. It does not change the Company's previously reported total assets, liabilities or shareholders' equity or its reported net income or earnings per share, nor does it reflect any subsequent information or events, other than as required to reflect the change in reporting segments as described above. This information should be read in conjunction with our previously filed reports.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1    Schedule of Segment Summary Financial Information and Other Data for the years ended December 31, 2016 through 2018 and quarters ended March 31, 2018 through December 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	February 25, 2019	By:	/s/ Catherine Hoovel
Catherine Hoovel
Corporate Vice President - Chief Accounting Officer